SMSC Announces Analyst Day Presentation

Hauppauge, New York – July 7, 2009 — SMSC (NASDAQ: SMSC) announced that on July 9, 2009 it will be hosting an analyst day at the NASDAQ Market Site in New York at which it will be presenting information about its business and prospects. A live webcast of the audio and slide presentation will be available on the investor relations portion of the Company’s website at http://www.smsc.com, and the audio and accompanying presentation will be archived on the Company’s website after completion of the analyst day presentation.

Presentations will be made by Chief Executive Officer Christine King, Chief Financial Officer Kris Sennesael, Executive Vice President Aaron Fisher, and the Senior Vice President of Operations and heads of each of the Company’s four product lines. Among the information that the Company will present is a future target operating model, potential growth opportunities, total available market and served available market estimates, market share estimates, potential revenue and gross margin growth opportunities, product plans and new product offerings, future market opportunities, analysis of the competitive landscape, average selling prices for certain products, state of end market inventory levels and expectations of future levels, the value of the Company’s content in certain OEM platforms, sales distribution and channel statistics, customer and reference design wins, estimates of single source and mixed-signal business, historical performance data and a timeline for transition of SMSC’s test operations to Asia.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal embedded controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Senior Director,
Corporate Communications & Investor Relations
SMSC
Phone: 631-435-6626
carolynne.borders@smsc.com